UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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SUN RIVER ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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December 20, 2011

Dear Fellow Stockholders:

This letter extends to you a personal invitation to join us at our Special Meeting of Stockholders on January 31, 2012, at 10:00 a.m., at the Company’s Dallas headquarters located at 5950 Berkshire Lane, Suite 1650 (located on the sixteenth floor), Dallas, TX 75225.

The purpose of the meeting is to approve an amendment to our Articles of Incorporation, and/or such other action as the Company deems necessary, to effect a reverse stock split of our common stock at a specific ratio within a range from 1-for-2 to 1-for-10 and to grant authorization to the Board of Directors to determine, in its discretion, the timing and the specific ratio of the Reverse Stock Split.

We believe the reverse stock split will enhance the ability of the Company to obtain “up-listing” of its shares to a national exchange, either the NASDAQ or NYSE-Amex, LLC, providing the Company and its Stockholders with, among other things:

•	Immediate access to a much larger national financial market;
•	Immediate access to institutional and other large scale investors;

•	The ability to market and publicize performance and other relevant information to a larger audience; and,
•	The ability to provide our Stockholders with access to a national stock exchange wherein their shares will be available to a much broader market.

Stockholders of record at the close of business on December 9, 2011, are entitled to notice of and to vote at the meeting.

We have enclosed with this letter an official notice of our Special Meeting and proxy statement, which contains details about the items to be voted on and information about the meeting itself. We have also made available a copy of our Annual Report to Stockholders with our previous proxy statement.  We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.

If you want more information about the Special Meeting, please see the Questions and Answers section of the proxy statement under the heading General Information or visit the Stockholders Meeting section of our Investor Relations website.

REMEMBER, regardless of the number of shares that you hold, your vote is very important to our business and to us. Whether or not you plan to attend our Special Meeting of Stockholders, we urge you to cast your vote by telephone or through the Internet by following the instructions in the proxy statement, or by marking, dating, signing and returning the proxy card in the envelope provided. You may still vote in person if you attend the meeting, even if you have previously given your proxy.

We want to thank you for your ongoing support and we hope to see you at our Special Meeting of Stockholders.

Very truly yours,

Donal R. Schmidt, Jr.
Chairman and Chief Executive Officer

SUN RIVER ENERGY, INC.
5950 Berkshire Lane, Suite 1650
Dallas, Texas 75225

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 31, 2012

To the Stockholders of SUN RIVER ENERGY, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Special Meeting”) of the Stockholders of Sun River Energy, Inc., a Colorado corporation (“Sun River” or the “Company”), will be held at 10:00 a.m., Dallas, Texas time, on January31, 2012 at 5950 Berkshire Lane, Suite 1650 (located on the sixteenth floor), Dallas, TX 75225, for the following purposes:

1.
To approve an amendment to our Articles of Incorporation, and/or such other action as the Company deems necessary, to effect a Reverse Stock Split of our common stock at a specific ratio within a range from 1-for-2 to 1-for-10 and to grant authorization to the Board of Directors to determine, in its sole discretion, the timing and the specific ratio of the Reverse Stock Split at any time prior to January 31, 2013.

2.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on December 9, 2011 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting of stockholders. For a period of at least ten days prior to the Special Meeting, a complete list of stockholders entitled to vote at the Special Meeting will be open to examination by any stockholder during ordinary business hours at the offices of the Company, 5950 Berkshire Lane Suite 1650, Dallas, Texas 75225.

Your vote is very important. All stockholders are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions inthe section entitled General Information about the Special Meeting beginning on page 3 of the proxy statement or on theenclosed proxy card.

The Proxy Statement and the Proxy Card are also available on our website, www.snrv.com.  The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

To assure your representation at the Special Meeting of Stockholders, we ask that you vote as promptly as possible. Your stock will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of the Company a written revocation bearing a later date or by attending and voting in person at the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Sincerely,

James E. Pennington
General Counsel and Corporate Secretary

SUN RIVER ENERGY, INC.
5950 Berkshire Lane, Suite 1650
Dallas, Texas 75225

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 31, 2012

PROXY STATEMENT

TIME, DATE AND PLACE OF SPECIAL MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Sun River Energy, Inc., a Colorado corporation (the “Company” or “Sun River”), of proxies from the holders of our common stock, par value $0.0001 per share, for use at our Special Meeting of Stockholders (the “Special Meeting”) to be held at 5950 Berkshire Lane, Suite 1650 (located on the sixteenth floor), Dallas, TX 75225,at 10:00 a.m., Dallas, Texas time, on January 31, 2012, and at any adjournments or postponements thereof pursuant to the enclosed Notice of Special Meeting.

The approximate date this proxy statement and the enclosed form of proxy are first being sent to Stockholders is December31, 2011. Stockholders should review the information provided herein in conjunction with our Annual Report to Stockholders, which can be found on our website, www.snrv.com. Our principal executive offices are located at 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225, and our telephone number is (214) 369-7300.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of our Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Special Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Special Meeting.

The cost of preparing, assembling and mailing this proxy statement, the Notice of Special Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries.  The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation with the solicitation of proxies, although it may do so if deemed appropriate.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

PURPOSES OF THE SPECIAL MEETING

At the Special Meeting, our Stockholders will consider and vote upon the following matters:

1.
To approve an amendment to our Articles of Incorporation, and/or such other action as the Company deems necessary, to effect a Reverse Stock Split of our common stock at a specific ratio within a range from 1-for 2 to 1-for-10 and to grant authorization to the Board of Directors to determine, in its sole discretion, the timing and the specific ratio of the Reverse Stock Split at any time prior to January 31, 2013.  No fractional shares will be issued: If the number of "pre-split" common shares is not evenly divisible by the ratio number, the "pre-split" shares will round up to the next number that is divisible by the ratio number. The number of authorized common stock shall remain unaffected and the par value shall remain at $0.0001 per share;

2.	To consider and transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth herein) will be voted (a) “FOR” the amendment, and/or such other action as the Company deems necessary,to effect the reverse stock splitdescribed in the section titled “Proposal 1:  Reverse Stock Split,”and (b) to authorize the persons named as proxy in the accompanying proxy card to vote, in their discretion, upon such other matters that may properly come before the Special Meeting.  The Board of Directors knows of no other business that may properly come before the Special Meeting.  In the event a shareholder specifies a different choice by means of the enclosed proxy, the shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Our Board of Directors has set the close of business on December9, 2011, as the record date for determining which of our Stockholders are entitled to notice of, and to vote, at the Special Meeting.  As of the record date, there were approximately 31,975,880 shares of common stock that are entitled to be voted at the Special Meeting. Each share of common stock is entitled to one vote on each matter submitted to Stockholders for approval at the Special Meeting.

To carry on the business of the Special Meeting, we must have a quorum. Under the Company’s bylaws, the attendance, in person or by proxy, of the holders of at least one-third of the outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for all matters proposed. Except as noted below, votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.If less than a quorum of the outstanding shares entitled to vote is represented at the Special Meeting, a majority of the shares so represented may adjourn the Special Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Special Meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Special Meeting and will be counted as votes cast at the Special Meeting, but will not be counted as votes cast for or against any given matter.

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal, such as Proposal 1. This vote is called a “broker non-vote.”  Broker non-votes do not affect the voting results for Proposal 2 and therefore, do not affect that proposal.

Abstentions and broker non-votes will count for quorum determination purposes. However, abstentions and broker non-votes will not be included in any vote totals and, therefore, will have no effect on the outcome of the vote on any matter.

General Information about the Special Meeting

Q: Why am I receiving these materials?
A: Our Board of Directors has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Sun River Energy Special Meeting of Stockholders, which will take place on January 31, 2012, at 10:00 a.m. CST in our corporate offices located at 5950 Berkshire Lane Suite 1650, Dallas, Texas 75225. As a shareholder, you are invited to attend the Special Meeting and you are requested to vote on the item(s) of business described in this proxy statement.

Q: What information is contained in this proxy statement?
A: The information in this proxy statement relates to the proposal(s) to be voted on at the Special Meeting, the voting process and certain other required information.

Q: I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A: We have adopted a procedure called “householding” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Special Meeting, the proxy materials and, if applicable, the Annual Report to Stockholders to multiple Stockholders who share the same address unless we received contrary instructions from one or more of the Stockholders. This procedure reduces environmental impact as well as our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Noticeof Special Meeting,the proxy materials and if applicable,the Annual Report to Stockholders to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Noticeof Special Meeting,these proxy materials or if applicable,the Annual Report to Stockholders, Stockholders may telephone, write or email us as follows: (214) 369-7300; 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225; info@snrv.com.

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Upon written request, we will deliver promptly a single copy of the Notice of Special Meeting,the proxy materials and if applicable,the Annual Report to Stockholders to any Stockholders at a shared address to which we delivered multiple copies of any of these documents. To receive a single copy of the Notice of Special Meeting,these proxy materials orif applicable,the Annual Report to Stockholders, Stockholders may telephone, write or email us as follows: (214) 369-7300; 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225;info@snrv.com.

Q: How do I get electronic access to the proxy materials?
•	You may view our proxy materials for the Special Meeting on our internet website, www.snrv.com

Q: How can I vote my shares in person at the Special Meeting?
A: Shares held in your name as the stockholder of record may be voted by you in person at the Special Meeting. Shares held beneficially in street name may be voted by you in person at the Special Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described herein so that your vote will be counted if you later decide not to attend the meeting.

Q: How shall I sign my name on the proxy card?
A: The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to Sun River Energy in validating your vote if you fail to sign your proxy card properly.

•	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.
•	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration on the proxy card.
•	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

Q: How can I vote my shares without attending the Special Meeting?
A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the proxy materials or you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in theproxy materials, or you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q: May I change my vote?
A: You may change your vote at any time prior to the taking of the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Sun River Energy’s Corporate Secretary at Sun River Energy, Inc. 5950 Berkshire Lane, Suite 1650, Dallas Texas 75225 prior to your shares being voted or (3) attending the Special Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Special Meeting and voting in person.

Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Sun River Energy or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Sun River Energy management.

Q: How many shares must be present or represented to conduct business at the Special Meeting?
A: The presence at the Special Meeting, in person or by proxy, of the holders of one third of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum. Each share of common stock is entitled to one vote. As of the date of this Proxy Statement, 31,975,880 shares of common stock were outstanding and entitled to vote at the Special Meeting. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum. Unless otherwise indicated, all references herein to percentages of outstanding shares of stock are based on such numbers of shares outstanding. Shares entitled to vote are referred to hereafter as “Voting Shares”.

Q: What shares can I vote?
A: Each share of Sun River Energy common stock issued and outstanding as of the close of business on the Record Date for the Special Meeting is entitled to be voted on all items being voted on at the Special Meeting. You may vote all shares owned by you as of the Record Date, including: (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. As of the date of this Proxy Statement, we had 31,975,880 shares of common stock issued and outstanding.

Q: How many votes am I entitled to per share?
A: Each holder of shares of common stock is entitled to one vote for each share held as of the Record Date.

Q: What happens if additional matters are presented at the Special Meeting?
A: Other than the proposed reverse stock split as described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: SomeSun River EnergyStockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Securities TransferCorporation, you are considered, with respect to those shares, the stockholder of record, and the Noticeof Special Meeting and proxy materials was sent directly to you by Sun River Energy. As the stockholder of record, you have the right to grant your voting proxy directly to Sun River Energy or to vote in person at the Special Meeting. You may also vote on the internet or by telephone, as described under the heading “How can I vote my shares without attending the Special Meeting?”

Beneficial Owner
If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the majority of our Stockholders, you are considered the beneficial owner of shares held in street name, and the Noticeof Special Meeting was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares and you are also invited to attend the Special Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Special Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone below under the heading “How can I vote my shares without attending the Special Meeting?”

If you hold your shares in "street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Q: Who will bear the cost of soliciting votes for the Special Meeting?
A: Sun River Energy will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the Special Meeting?
A: We intend to announce preliminary voting results at the Special Meeting and publish final results in our Quarterly Report on Form 10-Q for the quarter ending January 31, 2012, or sooner by filing an 8-K report with the SEC. We also plan to disclose the vote results on our website at www.SNRV.com as soon as possible after the Special Meeting.

Q: What items of business will be voted on at the Special Meeting?
A: The items of business scheduled to be voted on at the Special Meeting are:
●
To consider a proposal to amend our Articles of Incorporation, and/or take such other action as the Company deems necessary, to effect a Reverse Stock Split of our common stock at a specific ratio within a range from 1-for-2 to 1-for-10 and to grant authorization to the Board of Directors to determine, in its sole discretion, the timing and the specific ratio of the Reverse Stock Split at any time prior to January 31, 2013.  No fractional shares will be issued: If the number of "pre-split" common shares is not evenly divisible by the ratio number the "pre-split" shares will round up to the next number that is divisible by the ratio number. The number of authorized common stock shall remain unaffected and the par value shall remain at $0.0001 per share.

●	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Q: What is a reverse stock split?
A: The reverse stock split, as proposed in this proxy statement, will cause the number of all issued and outstanding shares of common stock to be reduced to a lesser number of common shares. Each issued and outstanding share of common stock shall be divided by the ratio number, up to ten, as determined by the Board of Directors in its sole discretion. For example, if you own 10,000 shares of Sun River Energy stock and IF the ratio number determined by the Board of Directors is 10, a one-for-ten reverse stock split will reduce your number of common shares to 1,000 shares after the reverse split. If the number of common shares you own is not evenly divisible by the ratio number, your pre-split shares will round up to the next number that is divisible by the ratio number. For example, if you own 10,003 shares of Sun River Energy stock and IF the ratio number is ten (10), a one-for-ten reverse stock split will reduce your number of common shares to 1,001 shares after the reverse split. Or, if you own 10,019 shares of Sun River Energy stock, a one-for-ten reverse stock split will reduce your number of common shares to 1,002 shares after the reverse split.

Q: Is a reverse stock split a good or bad thing?
A: Actually, the reverse split is neutral; it is neither good nor bad. The Company valuation remains the same; it is the capital structure that has changed. Many institutional investors and mutual funds have rules against purchasing a stock whose price is below some minimum and/or not listed on a nationally recognized stock exchange. Such a reverse split will assist in making the company eligible for listing on a nationally recognized stock exchange such as the NYSE Amex LLC, formerly, the American Stock Exchange or the Nasdaq Stock Market. It is the intent of the Company to execute this reverse split in conjunction with an up-listing to such a nationally recognized exchange (i.e., either the NYSE Amex LLC or the Nasdaq Stock Exchange).

Q: Could the Reverse stock Split lower the value of my investment
A: The reverse stock split will reduce the number of shares you own and, in theory, could increase the share price proportionately, but there is no assurance that the value of your stock will increase, in fact, the value of your investment could decrease. Even if a reverse stock split is initiated for a very good reason, in some instances, it can result in a lowering of the stock price.

Q: Will the reverse split affect the value of my common stock?
A: No one can predict the value of your stock. In theory, because the total number of issued and outstanding common stock is reduced by the ratio number, then the value of your stock should increase by the same ratio number. Such a proportional increase occurs very rarely.

Q: Will the reverse split change the number of common shares authorized or par value?
A: No, Sun River Energy is authorized by the state of Colorado to issue up to 100,000,000 shares of $0.0001 par value common stock. This number of authorized shares will not be changed and neither will the $0.0001 par value be changed.

Q: Will the reverse split affect my proportionate ownership in Sun River Energy?
A: No, your proportionate ownership represented by your common stock ownership will not change. For example, if you own 33,000 shares of Sun River Energy stock and that stock currently represents a 0.001% ownership of Sun River Energy, after the reverse stock split your common shares will represent approximately the same ownership interest in Sun River Energy because every share of outstanding common stock is reduced by the same ratio number. However, after the reverse split there will be shares available for issuance. Such an issuance of additional shares will have the effect of diluting the current Stockholders' percentage of company ownership. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder.

Q: Has the Board of Directors recommended this reverse stock split?
A: Yes, the Board of Directors has recommended this reverse stock split.

Q: How does the Board of Directors recommend that I vote?
A: Our Board of Directors recommends that you vote your shares “FOR” the reverse split of the issued and outstanding shares of the Company’s $0.0001 par value common stock. Unless you give other instructions on your proxy card or electronically (internet or telephone), the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company's Board of Directors as set forth in this Proxy Statement.

Q: Why has the Board of Directors recommended this reverse stock split?
A: The Board of Directors reasons that our stock price is too low to attract large institutional investors to buy our stock and that a reverse stock split is a method to increase the stock price. Many institutional investors and mutual funds, for example, have rules against purchasing a stock whose price is below some minimum. In anticipation of the resulting share price increasing sufficiently to reach NYSE Amex LLC, formerly, the American Stock Exchange or the Nasdaq Stock Market minimum price per share threshold, we believe that Sun River Energy will be suited for listing our stock on either the NYSE Amex LLC Stock Market (hereafter referred to as the "Amex") or the Nasdaq Stock Market.

Q: Is Amex the New York Stock Exchange?
A: No, in March 2009 the entity that many people call the "New York Stock Exchange" acquired the entity that was commonly referred to as the "American Stock Exchange" and renamed it to "NYSE Amex LLC".

Q: How does the Nasdaq differ from NYSE Amex LLC?
A: Nasdaq is an acronym for National Association of Securities Dealers Automated Quotations. The Nasdaq Stock Market and NYSE Amex LLC serve a very similar purpose as licensed national securities exchanges, but are separate and distinct entities. Both are regulated by the Financial Industry Regulatory Authority (FINRA) which is a non-governmental organization that performs financial regulation of member brokerage firms and exchange markets.

Q: How are fractional shares handled resulting from the reverse split?
A: Each issued and outstanding share of common stock shall be divided by the ratio number, as determined by the Board of Directors in its sole discretion. Fractional “post-split” shares shall be rounded up to a single share; thus, if the number of common shares you own is not evenly divisible by the ratio number, your pre-split shares will round up to the next number that is divisible by the ratio number. For example, if you own 10,003 shares of Sun River Energy stock and IF the ratio number is ten (10), a one-for-ten reverse stock split will reduce your number of common shares to 1,001 shares after the reverse split. Or, if you own 10,019 shares of Sun River Energy stock, a one-for-ten reverse stock split will reduce your number of common shares to 1,002 shares after the reverse split.

Q: How may I vote?
A: Regarding the reverse stock split, you may vote “FOR”, "AGAINST" or “WITHHOLD”.

Q: How many shareholder votes are required to approve the amendment to effect the reverse split and to authorize the Board of Directors to determine the ratio?
A: Under Colorado law and Sun River Energy’s Restated Articles of Incorporation, one third of the shares of our Common Stock outstanding as of the Record Date constitutes a quorum. If a quorum exists, the affirmative vote (FOR) of a simple majority of the votes cast at the Special Meeting is required to approve the amendment to effect the reverse stock split and to authorize the Board of Directors to determine the ration. A properly executed proxy marked "Withhold" with respect to the reverse stock split will not be voted with respect to the reverse stock split, although it will be counted for purposes of determining whether there is a quorum. Voting Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” the reverse stock split.

Q: Do we anticipate being listed on the NYSE Amex LLC (Amex) or the Nasdaq Stock Market (Nasdaq)?
A: Our prospective listing on the Amex or Nasdaq is predicated on shareholder approval of the proposed amendment, and/or such other action as the Company deems necessary,to effect the reverse stock split to be voted on by the Stockholders at this Special Meeting of Stockholders. There is no assurance that the Stockholders will approve the amendmentand/or authorityto effect the reverse split, in which event, our ability to meet the minimum national stock market listing requirements and ultimate listing on Amex or Nasdaq is uncertain.

Q: If the Stockholders approve the reverse stock split is our listing on Amex or Nasdaq assured?
A: Although we feel that we will meet the minimum requirements for listing on Amex or Nasdaq, there is no assurance that the Listing Application we anticipate to file with Amex or Nasdaq will be accepted or become effective. One of the Amex and Nasdaq listing requirements is that the bid price of our common stock reaches a specified minimum per share and that, after listing, the Amex and Nasdaq rules provide that, for an issue to be eligible for continued listing it may not appear that the aggregate market value of our common stock has become so reduced as to make further dealings inadvisable. There is no assurance that our stock price will achieve the minimum amount and that our stock price will continue to meet the minimum requirement for continued listing. Bid price rules must be thoroughly considered because the characteristics of future securities often exert downward pressure on the bid price of the Company's common stock. Specifically, dilution from the discounted conversion of convertible stock or promissory notes may result in a significant decline in the price of the common stock.

EXCEPT AS OTHERWISE INDICATED, ALL PER SHARE INFORMATION IN THIS PROXY STATEMENT IS PRESENTED WITHOUT GIVING EFFECT TO THE PROPOSED REVERSE STOCK SPLIT.

Proposal to be Considered

Approval of an Amendment to our Articles of Incorporation, and/or such other action as the Company deems necessary,to effect a Common Stock Reverse Stock Split

Overview and History
On December 9, 2011, the Board of Directors adopted a resolution declaring that a reverse stock split, as described below, is advisable and directing that a proposal to approve the reverse stock split be submitted to our Stockholders for approval.

Description of the Reverse Stock Split
The Board of Directors has adopted a resolution approving, and recommends to the Stockholders for their approval, a proposed amendment to our Articles of Incorporationand/or such other action as the Company deems necessaryto authorize the Board of Directors to effect a reverse stock split for the purpose of increasing the per-share market price of our common stock in order to enhance our ability to obtain listing on a national securities exchange and for other purposes as described below in this proxy statement. Under this proposal, a certain number of outstanding shares of common stock, as determined by the applicable ratio, would be combined into one share of common stock .

If approved by the Stockholders, the Board of Directors would have discretion to implement the reverse stock split within a range from 1-for-2to 1-for-10. The Board of Directors believes that shareholder approval of a range of ratios (as opposed to approval of a specified ratio) would provide the board with maximum flexibility to achieve the purposes of the reverse stock split and, therefore, is in the best interests of the Company and its Stockholders. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its Stockholders, provided that it occurs prior to January 31, 2013. Furthermore, notwithstanding shareholder approval, the Board of Directors also would have the discretion not to implement a reverse stock split. If the board were to elect to implement a reverse stock split, the Board of Directors will set the exchange ratio using one of the ratios approved by the Stockholders. The Board of Directors would base such a determination upon the then current trading price of our common stock, among other things.

If approved by the Stockholders, the Board of Directors would have discretion to take such actions as are deemed necessaryto implement the reverse stock split, including, but not limited to,amending our Articles of Incorporationpursuant to an amendment thereto in such form as the Board of Directors approves. If the reverse stock split is approved by the Stockholders and following such approval the Board of Directors determines that a reverse stock split is in the best interest of the Company and its Stockholders, our Articles of Incorporation maybe amended accordingly.

No fractional shares will be issued: If the number of "pre-split" common shares is not evenly divisible by the ratio number, the "pre-split" shares will round up to the next number that is divisible by the ratio number. The number of authorized common stock shall remain unaffected and the par value shall remain at $0.0001 per share.

If the Stockholders approve the reverse stock split, upon the filing of documentation with the Financial Industry Regulatory Authority (FINRA) and the Sun River Energy stock transfer agent, Securities Transfer Corporation, it will become effective. After the reverse stock split becomes effective, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities.

Required Vote and Recommendation
Under Colorado law and Sun River Energy’s governing documents, one third of the shares of our Common Stock outstanding as of the record date constitutes a quorum. If a quorum exists, the reverse stock split is approved if the Common Stock votes cast favoring the reverse stock split exceed the votes cast opposing the reverse stock split.

Shares of our Common Stock are entitled to one vote per share.

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THIS AMENDMENT TO OUR ARTICLES OF INCORPORATION, AND/OR SUCH OTHER ACTION AS THE COMPANY DEEMS NECESSARY,TO EFFECT A REVERSE STOCK SPLIT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION,AND/OR SUCH OTHER ACTION AS THE COMPANY DEEMS NECESSARY, TO EFFECT AREVERSE STOCK SPLIT.

Discussion of the Proposed Reverse Split
of the Company’s Common Stock

The Company’s Common Stock is traded on the OTC Bulletin Board (OTC:BB) under the trading symbol "SNRV". The following table sets forth, the high and low bid prices of its Common Stock for the four quarters of 2011 and 2010 and the first two quarters of 2012 as reported by the National Quotation Bureau. The bid prices quoted on the OTC:BB reflect inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions.

The Quarter Ended	HIGH	LOW
October 31, 2011	$4.15	$1.92
July 31, 2011	5.17	4.25

The Quarter Ended	HIGH	LOW
April 30, 2011	$5.15	$4.35
January 31, 2011	4.25	2.05
October 31, 2010	2.06	1.41
July 31, 2010	1.80	1.30

The Quarter Ended	HIGH	LOW
April 30, 2010	$2.05	$1.40
January 31, 2010	2.01	1.40
October 31, 2009	2.73	2.05
July 31, 2009	2.60	1.65

Description of Securities
The Company currently has authorized 100,000,000 common shares $0.0001 par value and 10,000,000 preferred shares. Of the 10,000,000 authorized preferred shares, 1,250,000 shares have been designated as Series A Convertible Preferred. As of December 9, 2011, the Company’s outstanding shares consisted of 31,975,880 shares of common, 50,000 shares of Series A Convertible Preferred Stock, that has been converted by Board action, but not presented for conversion.by Stockholders

The holders of Common Stock are entitled to one vote per share. There is a restriction on the payment of any common stock dividends because any cumulative preferred stock dividends are required to be paid prior to the payment of any common stock dividends. Holders of the Company’s common stock do not have any pre-emptive or other rights to subscribe for or purchase additional shares of capital stock, no conversion rights, redemption or sinking-fund provisions.

The Company has not paid any dividends on its common stock since inception and expects to continue to retain all earnings generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends to its common Stockholders in the foreseeable future. The payment of future dividends on the common stock and the rate of such dividends, if any, will be determined by the Company’s Board of Directors in light of its earnings, financial condition, capital requirements and other factors.

There were approximately 400 beneficial owners of our common stock as of December 9, 2011. The reverse split is not expected to cause a significant change in the number of beneficial owners of our common stock. The Company has no plans for the cancellation or purchase of shares of common stock from holders of a nominal number of shares following the reverse split and has no present intention to take the Company private through the reverse split or otherwise.

The proposed reverse split will not affect any shareholder’s proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any shareholder, other than an adjustment, which may occur due to fractional shares. Likewise, the proposed reverse split will not affect the total Stockholders’ equity in the Company or any components of Stockholders’ equity as reflected on the financial statements of the Company except to change the number of issued and outstanding shares of capital stock. There would be no increase or decrease in the Company’s “stated capital” account or “capital in excess” account (excess of the Company’s net assets over the Company’s stated capital). In addition to the number of outstanding shares of common stock, the Company will need to adjust the historical earnings per share on its financial statements. No other adjustment will be required in the Company’s financial statements as a result of the reverse split.

As shown in the schedule below, after the reverse split, there will be additional shares available for issuance. Such an issuance of additional shares will have the effect of diluting the current Stockholders' percentage of company ownership. We may seek additional capital through a combination of private and public equity offerings, debt financings and other strategic arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest could be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through other strategic arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or grant licenses on terms that are not favorable to us.

The following table illustrates the principal effects of several reverse split ratios on the common stock, stock awards, warrants, and convertible or exchangeable securities:

Common Stock	Pre-Reverse Split	Post-Reverse Split (1:3)	Post-Reverse Split (1:5)	Post-Reverse Split (1:7)	Post-Reverse Split (1:10)
Authorized	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Issued and Outstanding	31,975,880	10,658,627	6,395,176	4,567,983	3,197,588
Warrant Exercises	1,400,000	466,667	280,000	200,000	140,000
Series A Convertible Preferred Stock (a)	500,000	166,667	100,000	71,429	50,000
Equity Compensation Plans, Options Issued (b)	3,816,945	1,272,315	763,389	545,278	381,695
Available for issuance	62,307,175	87,435,724	92,461,435	94,615,309	96,230,717

Footnotes to table:

(a).	500,000 common shares reserved for conversion of Series A Convertible Preferred
As of December 9, 2011, the Company had 50,000 shares of Series A Convertible Preferred stock outstanding. The Series A preferred shares convert to common shares at a ratio of ten common shares for each share of Series A Preferred.
(b).	3,816,945 common shares reserved for warrant exercise
The following describes common shares underlying options:
3,816,945shares are under options to Officers, Directors and employees of the Company. As of December 9, 2011, 1,910,278 shares were vested.

Purpose of the Reverse Split
The Board of Directors believes the completion of the reverse split will cause the minimum bid price of the common stock to increase. There can be no assurance, however, that the reverse split will result in any change in the price of the common stock or that, if the price of the common stock does increase as a result of the reverse split, the amount or duration of such increase.

The Board of Directors also believes that the reverse split may result in a broader market for the Common stock than currently exists due to the anticipated increase of the per share price. The Board of Directors believes that the present level of per share market prices of the common stock impairs the acceptability of the stock by portions of the financial community and the investing public. Theoretically, the price per share of stock should not, of itself, affect the community; however, in practice, the price per share does affect the stock because many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The increased price per share may encourage interest and trading in the common stock and possibly promote greater liquidity for the Company’s Stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse split. Nonetheless, there is no assurance that these effects will occur or that the per share price level of the common stock immediately after the proposed reverse split will be maintained for any period of time.

In addition, the Board of Directors believes that the reverse split may improve the liquidity of the common stock in another manner. Frequently, brokers charge trading commission based upon the number of shares purchased. As a result, this trading commission per share is relatively higher as a percentage of the value of the shares of common stock purchased. The Board of Directors and management believe that the relatively high trading cost of common stock may adversely impact the liquidity of the common stock by making it a less attractive investment to the stock of other companies in the Company’s industry. If the reverse split is approved and implemented and the price of the common stock rises correspondingly, the trading cost per “trading dollar” of common stock would decrease.

The reverse split may result in some Stockholders owning “odd lots” of less than 100 shares. The costs, including brokerage commissions, of transactions in odd lots are generally higher than the costs in transactions in “round lots” of even multiples of 100.

Additional Purpose of the Reverse Split---Listing on the Amex or Nasdaq
One of the Amex and Nasdaq listing requirements is that the bid price of our common stock is at a specified minimum per share and that, after listing, the Amex and Nasdaq rules provide that, for an issue to be eligible for continued listing it may not appear that the aggregate market value of our common stock has become so reduced as to make further dealings on the Amex or Nasdaq inadvisable.

Our Board of Directors and financial advisors feel that Sun River Energy is at the threshold for listing on a national stock market provided we can achieve and maintain the required minimum per share bid price. Our Board of Directors recommends that the highest interest of the Stockholders is best served by a reverse stock split in order to enhance the common stock bid price. It is believed that the reverse stock split along with our steady revenue growth should be a substantial basis for achieving the stock bid price necessary for a national stock market listing. There is no assurance that our stock price will achieve the minimum bid price amount or that our stock price will continue to meet the minimum requirement for continued listing or that the Company will meet the other listing requirements of a national securities exchange.

Because the current worldwide and United States financial situation is highly volatile, future economic prediction is uncertain. Because of this uncertainty, the Board of Directors is not able to predict the stock bid price at the effective date of the reverse split. The Board of Directors feels that it is in the best interest of the Stockholders that a finite reverse stock split ratio number and effective date are not set at this time, but rather that the board has alternative ratio numbers and an effective date deadline that it can use to the best advantage of the Company. This is the reasoning as to why the board set the reverse split limitations to effect the reverse stock split at any time prior to January 31, 2013 at a ratio of between one for two (1 for 2) and one for ten (1 for 10), as determined by the Board of Directors in its sole discretion, rather than setting a specific ratio and effective date at this time.

Required Vote
Under Colorado law and Sun River Energy’s governing documents, one third of the shares of our common stock outstanding as of the Record Date constitutes a quorum. If a quorum exists, approval of the proposed amendment to our articles of incorporation, and /or such other action as the Company deems necessary, to effect a reverse stock split requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” approval of amendment.

Shareholder approval of the proposed amendmentand/or such other action to effect a reverse stock split to be voted on by the Stockholders at this Special Meeting of Stockholders is a necessary ingredient toward our goal. There is no assurance that the Stockholders will approve the amendment and/or such other action, in which event, our ability to meet the minimum national stock market listing requirements and ultimate listing is more uncertain.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)
Upon completion of the reverse stock split, we will treat shares held by Stockholders through a bank, broker, custodian or other nominee, in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the reverse stock split. If a shareholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, the shareholder is encouraged to contact his/her bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with the transfer agent, after the reverse stock split becomes effective he/she will automatically receive the "post split" number of shares.

Holders of Certificated Shares of Common Stock
Any "pre-split" certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new "post-split" certificates. Until surrendered, we will deem outstanding "pre-split" shares held by Stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these Stockholders are entitled. No new "post-split" certificates will be issued to a shareholder until such shareholder has surrendered all "pre-split" certificates to the transfer agent, Securities Transfer Corporation.

No shareholder will be required to pay a transfer or other fee to exchange his, her or its "pre-split" certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split.

If a "pre-split" certificate has a restrictive legend, the New Certificate will be issued with the same restrictive legends that are on the "pre-split" certificate(s).

Fractional Shares
We do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio will be entitled to having their fractional “post-split” shares rounded up to a single share. For example, if the number of "pre-split" common shares you own is not evenly divisible by the ratio number, the remaining shares will round up to the next number that is divisible by the ratio number. For example, if you own 10,003 shares of Sun River Energy stock and IF the ratio number is ten (10), a one-for-ten reverse stock split will reduce your number of common shares to 1,001 shares after the reverse split. Or, if you own 10,019 shares of Sun River Energy stock, a one-for-ten reverse stock split will reduce your number of common shares to 1,002 shares after the reverse split. The "rounded-up shares" are subject to applicable federal and state income tax.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities
Based upon the reverse stock split ratio, proportionate adjustments are required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This will result in an adjusted per share price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares deliverable upon settlement or vesting of restricted and deferred stock awards and units will be similarly adjusted.

The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio. The number of shares remaining available for grant under Sun River Energy’s Stock Incentive Plans at the time of the reverse split shall remain the same.

No meaningful anti-takeover provisions in our Articles of Incorporation or under Colorado statutes
Many state statutes, articles of incorporation and/or corporate by-laws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of the company. We expect these provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of the company to negotiate first with the Board of Directors. In addition, these provisions may frustrate or prevent any attempts by Stockholders to replace or remove current management by making it more difficult for Stockholders to replace members of the Board of Directors, which is responsible for appointing the members of the management.

Such "anti-takeover provisions" wording could reduce the price that investors might be willing to pay in the future for shares of our common stock and result in the market price of our common stock being lower than it would be without these provisions.

There are no such "anti-takeover provisions" under Colorado Revised Statutes or in our Articles of Incorporation or By-Laws that would delay or prevent an acquisition by a third party of Sun River Energy or a change in our management. However, the Board of Directors could issue a number of additional shares into friendly hands sufficient to dilute existing Stockholders and thereby effectively control the shareholder vote.

Our Board of Directors has the authority, without shareholder approval, to issue preferred stock with terms that may not be beneficial to existing common Stockholders and with the ability to affect adversely shareholder voting power and perpetuate their control over us.
Our Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our common or preferred Stockholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further shareholder approval, including large blocks of preferred stock. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred Stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

Accounting Matters
The proposed reverse stock split will not affect the per share par value of our common stock, which will remain at $0.0001. As a result of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. Basic earnings per share data will be adjusted for the changes for all periods presented, with disclosure of such action in the year of change.

Certain Federal Income Tax Consequences of the Reverse Stock Split
A summary of the federal income tax consequences of the reverse split is set forth in the paragraph below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. Income tax consequences to the Stockholders may vary from the federal tax consequences described generally below.

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL, STATE, AND LOCAL INCOME TAX LAWS.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by Stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

U.S. Holders
The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to the round-up shares in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives round-up shares in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of additional shares received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the EFFECTIVE TIME. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (IRS) with respect to the receipt of round-up shares in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders.

Non-U.S. Holders
The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to round-up shares received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

Recommendation
We believe strongly that the approval of the amendment to our articles of incorporation, and/or such other action as the Company deems necessary, to effect a reverse stock split is essential to our continued success. For the reasons stated above the Stockholders are being asked to approve an amendment to our articles of incorporation,and/or such other action as the Company deems necessary,to effect a reverse stock split of our common stock, as determined by the Board of Directors in its sole discretion, of between one for two (1 for 2) and one for ten (1 for 10).

Rights of Dissenters With Respect to the
Corporate Action to
Authorize the Reverse Split

A record shareholder or a beneficial shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of certain corporate actions as stated in Colorado Revised Statutes, Article 113, Dissenters' Rights, Sections 7-113-101 through 7-113-302.

Colorado Revised Statutes, Section 7-113-102 provides:
(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

If the reverse split under consideration as described in this proxy statement becomes effective, no certificate or scrip representing fractional shares of common stock will be issued; rather, fractional “post-split” shares shall be rounded up to a single share.

STOCKHOLDERS SHOULD CONSULT THEIR OWN LEGAL ADVISORS AS TO THEIR DISSENTERS' RIGHTS AND THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL AND STATE LAWS.

Colorado Revised Statutes, Section 7-113-201, Notice of Dissenters' Rights and subsequent sections provide in part that if a proposed corporate action creating dissenters' rights is submitted to a vote at a Stockholders' meeting, a notice of the meeting shall be given to all Stockholders who are entitled to demand payment for their shares under this article. Any shareholder who was entitled to dissent, but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with certain notice requirements of the statute. If a proposed corporate action creating dissenters' rights is submitted to a vote at a Stockholders' meeting and if notice of dissenters' rights has been given to such shareholder, a shareholder who wishes to assert dissenters' rights shall: (a) before the vote is taken, give the corporation written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and (b) not vote the shares in favor of the proposed corporate action. A shareholder who does not satisfy the requirements of this section is not entitled to demand payment for the shareholder's shares under this article.

Other Business

Management does not presently know of any matter that may be presented for action at this Special Meeting other than as set forth herein. However, if any other matters properly come before this Special Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment

SHAREHOLDER MATTERS

Shareholder Communications with the Board

Any shareholder may communicate by mail with the Board or individual directors by addressing this correspondence to our Corporate Secretary, 5950 Berkshire Lane, Suite 1650, Dallas, TX 75225 or via our website at www.snrv.com.  The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration.  The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response.  In particular, communications such as customer or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Shareholder Proposals for Inclusion in the 2012 Annual Meeting

Stockholders who wish to have proposals for action (including nominations of candidates for election to the Board of Directors) at our next Annual Meeting of Stockholders considered for inclusion in the Company’s proxy statement and form of proxy for the Company’s next Annual Meeting of Stockholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission, must cause their proposals to be delivered to, or mailed and received in writing by us not less than one hundred twenty days nor more than one hundred fifty days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice must be received by us not later than ninety days prior to such annual meeting or , if later, the date that is ten days after the day on which public disclosure of the date of such annual meeting was made.. Such proposals must be submitted in writing to the attention of our Corporate Secretary, 5950 Berkshire Lane, Suite 1650, Dallas, TX 75225. Proposals may be included in next year’s proxy materials if they comply with the rules and regulations promulgated by the Securities and Exchange Commission and our bylaws. Stockholders are also advised to review the Company’s articles of incorporation and bylaws,which contain additional advance notice requirements for proposals submitted outside the processes of Rule 14a-8. No business shall be conducted at any Special Meeting except in accordance with the procedures set forth in our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information as of December 9, 2011 with respect to the beneficial ownership of our Common Stock before and after this Offering by (1) our directors, (2) our President and Chief Executive Officer (our principal executive officer), our Chief Financial Officer (our principal accounting officer) and our most highly-compensated executive officers  (collectively, the “Named Executive Officers”),  (3) stockholders known by us to own beneficially 5% or more of the shares of our Common Stock, and (4) all of our Named Executive Officers and directors as a group.As of December 9, 2011, the Company had 31,975,880 shares of Common Stock issued and outstanding, 2,322,779 shares exercisable and 1,795,834 shares exercisable by Named Executive officers, 1,400,000 shares exercisable under warrants, 350,000 shares exercisable by a director.

Beneficial ownership is determined in accordance with the rules of SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC and information supplied by our transfer agent, Securities Transfer Corporation, as of the most recent practicable date. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,975,880 shares outstanding on December 9, 2011 provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after December 9, 2011 pursuant to grants of stock options or awards of restricted stock are deemed to be outstanding and beneficially owned by the person holding such options or restricted stock for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)

Common Stock	Donal R. Schmidt, Jr.	1,691,778	(3)	4.7
Common Stock	Thimothy S. Wafford	1,833,789	(4)	5.1
Common Stock	Steven R. Henson	1,055,000		3.0
Common Stock	Stephen Weathers	572,260	(5)	1.6
Common Stock	James E. Pennington	393,009	(6)	*
Common Stock	Jay Leaver	161,667	(7)	*
Common Stock	Thomas Schaefer	375,000	(8)	*
Common Stock	Robert B. Fields	109,384		*
Common Stock	Judson F. Hoover	100,416	(9)	*
Common Stock	Daniel M Colfall	45,000		*
Common Stock	Cicerone Corp Development, LLC	4,228,083	(10)	11.8
	501 Trophy Lake Drive, Suite 314
	Trophy Club, TX 76262
Common Stock	Katy Resources LLC	1,708,710		4.8
	1000 Louisiana St Suite 2800
	Houston TX 77000
Common Stock	All directors and executive officers as a group (nine persons)	6,232,774	(12)	17.5

* Less than 1%

(1)	Expect as otherwise noted, the address for each of the beneficial ownership is our address at 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225.

(2)
Based upon 34,255,649 shares of common stock 31,975,880 issued and outstanding on the Record Date, 2,304,703 shares exercisable under option agreements 1,795,834 shares exercisable by Named Executive Officers by February 9, 2012, 1,400,000 shares exercisable under warrant agreements 350,000 shares to a director.

(3)	Mr. Schmidt’s shares are owned by Sierra Foxtrot, LP, of which he and his wife Mrs. Penny Raney Schmidt own 98%, and options to acquire 527,778 shares exercisable by February 9, 2012.

(4)	Includes (a) 1,306,011 shares owned by Mr. Wafford directly and options to acquire 527,778 shares exercisable by February 9, 2012.

(5)
Includes (a) 202,260 shares of common stock, (b) 350,000 shares of common stock issuable upon exercise of a warrant.  Mr. Weathers holds an irrevocable proxy on 2,986,961 shares owned Cicerone Corporate Development. This total does not include 5,000 shares owned by Mr. Weathers’ father.

(6)	Includes 225,147 shares owned by Mr. Pennington and options to acquire 108,333 shares exercisable by February 9, 2012.

(7)	Includes 75,000 shares owned by Mr. Leaver directly, and options to acquire 86,667 shares exercisable by February 9, 2012.

(8)	Includes options to acquire 375,000 shares exercisable by February 9, 2012.

(9)	Includes 10,138 shares owned by Mr. Hoover jointly with his wife, and options to acquire 90,278 shares exercisable by February 9, 2012.

(10)
Includes (a) 1,306,011 shares owned by Cicerone Corporate Development, LLC directly, (b) 2,861,666 shares held under option from New Mexico Energy, LLC, the 2,861,666 shares under the option agreement from New Mexico Energy, LLC are under an irrevocable proxy to Mr. Weathers.

(11)
Includes (a) 4,131,940 shares of common stock, (b) 2,145,834 shares of common stock issuable upon exercise of warrants and options owned by the officers and directors.  Does not include shares controlled by proxy, currently held by Mr. Weathers.

ADDITIONAL INFORMATION AVAILABLE

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.mannatech.com.  Any information contained on our website is not incorporated by reference into this Proxy Statement.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside our control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of our objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based on assumptions that are subject to change and other risks. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our business are set forth in our filings with the United States Securities and Exchange Commission. Estimates of future stock prices and future financial or operating performance provided by us are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of our international operations, our ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

By Order of the Board of Directors

James E. Pennington
General Counsel and Corporate Secretary